EXHIBIT E

                        Oppenheim Aktiengesellschaft
                       c/o Sal. Oppenheim jr. & Cie.
                           Unter Sachsenhausen 4
                           50667 Cologne, Germany



                                                                May 7, 1998



                            Standstill Agreement

          Reference is made to the Standstill Agreement, dated February 8, 1996, among Chrysler Corporation ("Chrysler"), Kirk Kerkorian and Tracinda Corporation, a Nevada corporation (together with Mr. Kerkorian,
"Tracinda"), as amended by the letter agreement of even date herewith between Chrysler and Tracinda (as so amended, the "Agreement").

          Oppenheim Aktiengesellschaft, as successor to Chrysler for purposes of the Agreement, hereby ratifies the Agreement.


                                       OPPENHEIM AKTIENGESELLSCHAFT


                                       By: /s/ Johannes Maret
                                          ---------------------------------
                                             Name:  Johannes Maret
                                             Title:


                                       By:
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                                             Name:
                                             Title: